Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

March 23, 2009

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2008

FOURTH QUARTER AND FULL YEAR RESULTS

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FOURTH QUARTER EPS AT TOP END OF COMPANY’S GUIDANCE

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COMPANY ANNOUNCES 2009 EARNINGS GUIDANCE

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2008 fourth quarter and full year results.

Non-GAAP Amounts:

The discussions in this release that refer to non-GAAP amounts exclude the items which are described under the heading “Non-GAAP Exclusions.”  The non-GAAP exclusions are collectively referred to as “restructuring items.”  Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release.

For the fourth quarter of 2008:

•

Earnings per share excluding restructuring items was $0.30, which was at the top end of the Company’s guidance and exceeded the consensus estimate.  GAAP loss per share was $0.74, which included $85.1 million of pre-tax costs related to restructuring items. The prior year’s fourth quarter GAAP earnings per share was $0.55.

•

GAAP revenue was $577.8 million, a decrease of 1% compared to the prior year’s fourth quarter of $584.5 million.

For the year 2008:

•

Earnings per share excluding restructuring items was $2.95.  GAAP earnings per share was $1.76, which included $99.3 million of pre-tax costs related to restructuring items.  For the prior year, GAAP earnings per share was $3.21.

•

GAAP revenue increased 3% to $2.49 billion from $2.43 billion in the prior year.

Fourth Quarter Results

GAAP revenue decreased 1% for the quarter.  Revenue in the Calvin Klein licensing business was relatively flat to the prior year’s fourth quarter, as growth attributable to recently launched product categories was offset by a decline in the fragrance business, which was particularly affected by reductions in travel and discretionary spending resulting from the difficult economic environment.  Revenue in the Company’s wholesale and retail businesses decreased 3% due principally to the negative impact of the economic slowdown on the Company’s wholesale sportswear and outlet retail businesses, combined with the completion of the exit from the Company’s Geoffrey Beene outlet retail division during the fourth quarter of 2008.  The Company’s outlet retail comparable stores sales declined 9% in the fourth quarter.  Partially offsetting the revenue decreases was revenue generated by the new Timberland wholesale men’s sportswear business and additional Calvin Klein retail stores that were opened in 2008.

Earnings before interest and taxes, excluding $85.1 million related to restructuring items, was $35.4 million.  This is a 33% decrease compared to the prior year’s GAAP earnings before interest and taxes of $52.7 million and resulted from the sales declines in the Company’s wholesale and retail businesses mentioned above and a significant reduction in gross margin due to heavy promotional selling during the holiday season in response to the Company’s aggressive focus on reducing inventory levels.  On a GAAP basis, the Company had a loss before interest and taxes in the fourth quarter of $49.8 million.

In the Calvin Klein licensing business, earnings before interest and taxes increased 16%, excluding $0.5 million related to restructuring items. On a GAAP basis, the increase in earnings before interest and taxes was 15%, driven principally by a shift in advertising spending from the fourth quarter into the third quarter in 2008 as compared to the prior year.  The shift in timing of the spending related to activities in 2008 surrounding the celebration of the 40th anniversary of Calvin Klein.

2008 Full Year Results

For the full year, total GAAP revenue increased 3% to $2.49 billion in 2008 from $2.43 billion in 2007, driven by revenue growth of 13% in the Company’s Calvin Klein licensing business.

For the full year, earnings before interest and taxes in the Company’s Calvin Klein licensing business grew 20% on both a GAAP and non-GAAP basis.  Earnings decreases in the Company’s heritage brand outlet retail and wholesale sportswear businesses more than offset the Calvin Klein licensing improvement and resulted in the reduced 2008 GAAP and non-GAAP earnings per share amounts noted above.

Balance Sheet

The Company ended the year with $328.2 million in cash, an increase of $58.3 million over the prior year.  This increase is after a $25.0 million voluntary pension contribution made in the fourth quarter of 2008 and full year capital spending of $88.1 million.

Inventories ended the year down 12% compared to the prior year and reflect the Company’s focus on aggressively managing inventory levels and the expectation of first quarter sales declines.

2009 Guidance

Earnings Per Share and Revenue

The estimates below reflect the belief that economic conditions and consumer spending will continue on their current trends during the first three quarters of 2009 with a moderate improvement taking place in the fourth quarter of the year.

Full Year Guidance

The Company is currently projecting 2009 earnings per share to be in a range of $2.00 to $2.30, which excludes approximately $10 million of pre-tax costs related to restructuring items associated with the Company’s previously announced restructuring initiatives.  On a GAAP basis, the Company is currently planning 2009 earnings per share to be in a range of $1.88 to $2.18.

Total revenue for 2009 is currently projected to be approximately $2.30 billion to $2.33 billion, a decrease of approximately 3% to 4% from the Company’s 2008 non-GAAP revenue, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, 2009 revenue is currently projected to decrease approximately 7% to 8% from 2008.

The Company is currently projecting Calvin Klein royalty revenue to remain relatively flat in 2009, as anticipated global licensee sales growth of 4% in local currency is expected to be offset by a negative impact of $9 million to $12 million from a stronger U.S. dollar.  Revenue for the Company’s wholesale businesses is currently projected to decrease 6% to 7% in 2009, and the Company’s retail businesses are currently estimating 2009 comparable store sales declines of 6% to 7%. These sales declines are expected to be partially offset by approximately $35 million of sales attributable to 2008 and 2009 Calvin Klein store openings, the latter principally related to the conversion of Geoffrey Beene outlet retail store locations to the Calvin Klein format.

First Quarter Guidance

For the first quarter of 2009, earnings per share on a non-GAAP basis is currently expected to be $0.40 to $0.50, which excludes approximately $6 million of pre-tax costs associated with the Company’s restructuring initiatives.  GAAP earnings per share for the first quarter currently is expected to be $0.33 to $0.43.

First quarter GAAP revenue is currently expected to be approximately $530 million to $540 million in 2009, a decrease of 10% to 12% from 2008 revenue, which excludes approximately $24 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The projected range of first quarter 2009 revenue is a decrease of approximately 14% to 15% from 2008 on a GAAP basis.

The Company is currently projecting Calvin Klein royalty revenue to be down 2% to 4% in the first quarter as anticipated global licensee sales growth of 4% in local currency is expected to be offset by a $3 million to $4 million negative impact of a stronger U.S. dollar.

The percentage decline in revenue for the Company’s combined wholesale and retail businesses is projected to be approximately 10%, as the Company is planning a continuation of fourth quarter retail sales trends and the continuing tightening of inventory levels in the department store channel. The Company’s retail businesses are estimating 2009 first quarter comparable store sales declines of approximately 10%.

Cash Flow

Cash flow for 2009 is estimated to be $65 million to $75 million, which is after approximately $40 million of estimated capital spending.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “Given the exceptionally soft holiday selling season and the deepening recession, we are satisfied with our fourth quarter results, which came in at the top end of our guidance.  Our diversified business strategy of operating a portfolio of brands across multiple channels of distribution helped minimize the impact of the difficult environment while continuing to generate significant cash flow.”

Mr. Chirico continued, “We finished 2008 with $328 million of cash and no outstanding borrowings under our revolving credit facility.  Additionally, we have no long-term debt maturities until 2011.  This gives us a solid financial platform which insulates us from the extremely tight credit markets.  We have responded aggressively to the economic slowdown by making a number of strategic decisions, including the shutdown of our Geoffrey Beene outlet retail operations, the revamping of our organizational structure, the shutdown of domestic production of machine-made neckwear and the changes made to the way we manage our global supply chain to improve speed to market. All of this is anticipated to result in annual pre-tax savings of approximately $40 million.”

Mr. Chirico added, “We recognize the importance of investing in our businesses and our brands to support our long term growth. However, we will also be prudent in our planning. For 2009, capital spending is planned down 55% to $40 million and marketing expenditures are being reduced in line with sales expectations.”

Mr. Chirico concluded, “In this environment, we believe the consumer will respond to the value that our brands represent. However, we anticipate 2009 will continue to be very challenging.  Our focus has been to plan conservatively and to target inventory reductions in line with the reduced sales plans of our customers, as well as the projected comparable store sales declines in our own outlet retail stores.  We believe we will continue to see the Calvin Klein brand grow worldwide. However, it too will be affected by the economic slowdown and the strengthening of the U.S. dollar.  We currently expect to continue to generate positive cash flow and be well positioned to resume our positive growth trend when global economic conditions improve.”

Non-GAAP Exclusions

Exclusions used in calculating measures on a non-GAAP basis consist of the following:

•

2008 pre-tax costs of $18 million associated with the Company’s restructuring initiatives that were incurred during the fourth quarter, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

•

2008 pre-tax non-cash fixed asset impairment charges of approximately $64 million recorded in the fourth quarter principally related to approximately 200 of the Company’s retail stores.

•

The 2008 operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division. The Company announced and commenced effecting the exit during the second quarter of 2008 and completed it during the fourth quarter of 2008. The net pre-tax costs related to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division were $18 million for the full year in 2008, of which $3 million relates to the fourth quarter and $7 million represents non-cash asset impairments.

•

2009 pre-tax costs of approximately $10 million, $6 million of which is expected to be incurred in the first quarter of 2009, in connection with the 2008 restructuring initiatives described in the first bullet point above.

Please see reconciliations of GAAP to non-GAAP amounts later in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its year end earnings release is scheduled for Tuesday, March 24, 2009 at 9:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode # 1003149.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended
	2/1/09
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	2/3/08

Net sales	$501,040	$ 16,501	$484,539	$507,007
Royalty revenue	53,899		53,899	54,985
Advertising and other revenue	22,847		22,847	22,531
Total revenue	$577,786	$ 16,501	$561,285	$584,523

Gross profit on net sales	$182,895	$ 5,441	$177,454	$214,837
Gross profit on royalty,
advertising and other revenue	76,746		76,746	77,516
Total gross profit	259,641	5,441	254,200	292,353

Selling, general and administrative expenses	309,420	90,583	218,837	239,636

(Loss) earnings before interest and taxes	(49,779)	(85,142)	35,363	52,717

Interest expense, net	7,074		7,074	4,487

Pre-tax (loss) income	(56,853)	(85,142)	28,289	48,230

Income tax (benefit) expense	(18,918)	(31,531)	12,613	17,896

Net (loss) income	$ (37,935)	$(53,611)	$ 15,676	$ 30,334

Diluted net (loss) income per share(2)	$ (0.74)		$ 0.30	$ 0.55

(1)

Adjustments for the quarter ended February 1, 2009 represent the elimination of: (i) the costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division. Included in the total pre-tax loss of $85.1 million are non-cash fixed asset impairments of $64.3 million.

(2)

Please see Note 2a to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Year Ended
	2/1/09
	Results
	Under		Non-GAAP	Year Ended
	GAAP	Adjustments(1)	Results	2/3/08

Net sales	$2,160,716	$ 94,885	$2,065,831	$2,127,721
Royalty revenue	236,552		236,552	214,425
Advertising and other revenue	94,667		94,667	83,029
Total revenue	$2,491,935	$ 94,885	$2,397,050	$2,425,175

Gross profit on net sales	$ 869,449	$ 36,151	$ 833,298	$ 893,533
Gross profit on royalty,
advertising and other revenue	331,219		331,219	297,454
Total gross profit	1,200,668	36,151	1,164,517	1,190,987

Selling, general and administrative expenses	1,028,784	135,478	893,306	882,492

Gain on sale of investments	1,864		1,864	3,335

Earnings (loss) before interest and taxes	173,748	(99,327)	273,075	311,830

Interest expense, net	27,444		27,444	17,009

Pre-tax income (loss)	146,304	(99,327)	245,631	294,821

Income tax expense (benefit)	54,533	(36,850)	91,383	111,502

Net income (loss)	$ 91,771	$ (62,477)	$ 154,248	$ 183,319

Diluted net income per share(2)	$ 1.76		$ 2.95	$ 3.21

(1)

Adjustments for the year ended February 1, 2009 represent the elimination of: (i) the costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division. Included in the total pre-tax loss of $99.3 million are non-cash fixed asset impairments of $70.6 million.

(2)

Please see Note 2b to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its 2008 results excluding: (i) the costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2a.

The Company computed its quarterly diluted net (loss) income per share as follows:

(In thousands, except per share data)

	Quarter Ended
	2/1/09
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments	Results	2/3/08

Net (loss) income	$(37,935)	$(53,611)(1)	$15,676	$30,334

Weighted average common shares outstanding	51,480		51,480	54,038
Weighted average impact of dilutive securities			288	1,010

Total shares	51,480		51,768	55,048

Diluted net (loss) income per share	$ (0.74)		$ 0.30	$ 0.55

(1)

Represents the impact on net income from the elimination of: (i) the costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division.

2b. The Company computed its annual diluted net income per share as follows:

(In thousands, except per share data)

	Year Ended
	2/1/09
	Results		Non-
	Under		GAAP	Year Ended
	GAAP	Adjustments	Results	2/3/08

Net income (loss)	$91,771	$(62,477)(1)	$154,248	$183,319

Weighted average common shares outstanding	51,428		51,428	55,695
Weighted average impact of dilutive securities	772		772	1,387

Total shares	52,200		52,200	57,082

Diluted net income per share	$ 1.76		$ 2.95	$ 3.21

(1)

Represents the impact on net income from the elimination of: (i) the costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	February 1,	February 3,
	2009	2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 328,167	$ 269,914
Receivables	200,605	185,977
Inventories	282,678	322,223
Other, including deferred taxes of $10,049 and $0	52,979	58,105
Total Current Assets	864,429	836,219
Property, Plant and Equipment	192,809	232,028
Goodwill and Other Intangible Assets	1,118,404	1,062,379
Other Assets	24,542	41,768
	$2,200,184	$2,172,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 349,238	$ 360,148
Other Liabilities, including deferred taxes of
$180,387 and $219,552	452,584	456,411
Long-Term Debt	399,567	399,552
Stockholders’ Equity	998,795	956,283
	$2,200,184	$2,172,394

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended
	2/1/09
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	2/3/08
Revenue – Wholesale and Retail
Net sales	$493,996	$ 16,501	$477,495	$507,007
Royalty revenue	5,420		5,420	5,953
Advertising and other revenue	1,655		1,655	1,566
Total	501,071	16,501	484,570	514,526

Revenue – Calvin Klein Licensing
Royalty revenue	48,479		48,479	49,032
Advertising and other revenue	21,192		21,192	20,965
Total	69,671		69,671	69,997

Revenue – Other(2)
Net sales	7,044		7,044	-
Total	7,044		7,044	-

Total Revenue
Net sales	501,040	16,501	484,539	507,007
Royalty revenue	53,899		53,899	54,985
Advertising and other revenue	22,847		22,847	22,531
Total	$577,786	$ 16,501	$561,285	$584,523

(Loss) earnings before interest and taxes – Wholesale
and Retail	$ (66,034)	$(79,820)	$ 13,786	$ 36,070

Earnings (loss) before interest and taxes –
Calvin Klein Licensing	38,303	(486)	38,789	33,367

Loss before interest and taxes – Other(2)	(22,048)	(4,836)	(17,212)	(16,720)

(Loss) earnings before interest and taxes	$ (49,779)	$(85,142)	$ 35,363	$ 52,717

The domestic and international components of (loss) earnings before interest and taxes were as follows:

	Quarter Ended			Quarter
	2/1/09			Ended
	GAAP	Adjustments(1)	Non-GAAP	2/3/08

Domestic	$(60,732)	$(84,530)	$23,798	$35,942
%	N/A	99%	67%	68%
International	10,953	(612)	11,565	16,775
%	N/A	1%	33%	32%
Total	$(49,779)	$(85,142)	$35,363	$52,717
%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended February 1, 2009 represent the elimination of: (i) the pre-tax costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) pre-tax fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the pre-tax costs associated with the closing of such division.

(2)

The results of the Company’s Calvin Klein Collection wholesale business, which was acquired in the fourth quarter of 2007, and corporate expenses not allocated to any reportable segments are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands, except percentages)

	Year Ended
	2/1/09
	Results
	Under		Non-GAAP	Year Ended
	GAAP	Adjustments(1)	Results	2/3/08
Revenue – Wholesale and Retail
Net sales	$2,135,454	$ 94,885	$2,040,569	$2,127,721
Royalty revenue	23,819		23,819	24,682
Advertising and other revenue	7,174		7,174	7,475
Total	2,166,447	94,885	2,071,562	2,159,878

Revenue – Calvin Klein Licensing
Royalty revenue	212,733		212,733	189,743
Advertising and other revenue	87,493		87,493	75,554
Total	300,226		300,226	265,297

Revenue – Other(2)
Net sales	25,262		25,262	-
Total	25,262		25,262	-

Total Revenue
Net sales	2,160,716	94,885	2,065,831	2,127,721
Royalty revenue	236,552		236,552	214,425
Advertising and other revenue	94,667		94,667	83,029
Total	$2,491,935	$ 94,885	$2,397,050	$2,425,175

Earnings (loss) before interest and taxes – Wholesale
and Retail	$ 89,455	$(94,005)	$ 183,460	$ 241,251

Earnings (loss) before interest and taxes –
Calvin Klein Licensing	154,072	(486)	154,558	128,868

Loss before interest and taxes – Other(2)	(69,779)	(4,836)	(64,943)	(58,289)

Earnings (loss) before interest and taxes	$ 173,748	$(99,327)	$ 273,075	$ 311,830

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Year Ended			Year
	2/1/09			Ended
	GAAP	Adjustments(1)	Non-GAAP	2/3/08

Domestic	$ 93,011	$(98,715)	$191,726	$233,835
%	54%	99%	70%	75%
International	80,737	(612)	81,349	77,995
%	46%	1%	30%	25%
Total	$173,748	$(99,327)	$273,075	$311,830
%	100%	100%	100%	100%

(1)

Adjustments for the year ended February 1, 2009 represent the elimination of: (i) the pre-tax costs associated with the Company’s fourth quarter restructuring initiatives, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) pre-tax fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the pre-tax costs associated with the closing of such division.

(2)

The results of the Company’s Calvin Klein Collection wholesale business, which was acquired in the fourth quarter of 2007, and corporate expenses not allocated to any reportable segments are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliations of GAAP to non-GAAP 2009 Estimates

The Company believes presenting its estimated 2009 results excluding the costs associated with its 2008 restructuring initiatives, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding these amounts is also the basis for certain incentive compensation calculations.  Additionally, the Company believes presenting its 2009 revenue change from 2008 excluding Geoffrey Beene outlet retail, which is on a non-GAAP basis, provides useful additional information to investors by eliminating amounts that it believes are not comparable between periods due to the closure of the Geoffrey Beene outlet retail division.

2009 Full Year Earnings Per Share

GAAP earnings per share estimated range	$1.88 - $2.18

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $10 million, or $6 million after-tax)	$0.12

Estimated earnings per share range excluding restructuring initiatives	$2.00 - $2.30

2009 First Quarter Earnings Per Share

GAAP earnings per share estimated range	$0.33 - $0.43

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $6 million, or $4 million after-tax)	$0.07

Estimated earnings per share range excluding restructuring initiatives	$0.40 - $0.50

2009 Full Year Revenue (dollar amounts in millions)

	2009			2008	% Change

GAAP revenue	$2,300	-	$2,325	$2,492	(8)% - (7)%

Geoffrey Beene outlet retail revenue				$ 95

Revenue excluding Geoffrey Beene outlet retail	$2,300	-	$2,325	$2,397	(4)% - (3)%
2009 First Quarter Revenue (dollar amounts in millions)

	2009			2008	% Change

GAAP revenue	$530	-	$540	$ 626	(15)% - (14)%

Geoffrey Beene outlet retail revenue				$ 24

Revenue excluding Geoffrey Beene outlet retail	$530	-	$540	$ 602	(12)% - (10)%